Duplicate
                    Lease Agreement for Space in Building 305
                          Bangkok International Airport


                                                         Agreement No. 2-02/2542


This agreement is made at the Airports Authority of Thailand on 7 June 2000, between the Airports Authority of Thailand, represented by Flight Lieutenant Usar Borisuth, Deputy Managing Director, Acting Managing Director of the Airports Authority of Thailand, hereinafter called the "Lessor" of one part, and King Power Duty Free Co., Ltd., registered as a juristic person Company Limited under the Civil and Commercial Code, with the head office at 26th-27th Floors, Siam Tower, 989 Rama I Road, Pathum Wan Sub-district, Pathum Wan District, Bangkok Metropolis, represented by Mr. Viratana Suntaranond, the person empowered to enter juristic act binding King Power Duty Free Co., Ltd. according to the Certificate No. Phor.Hor. 0007611 dated 12 May 2000, issued by the Office of Partnership/Company Registration, Bangkok, hereinafter called the "Lessee" of the other part.

Whereas the Lessor agrees to lease out and the Lessee agrees to lease the property of the Lessor for use as the offices and bonded warehouse.

Therefore, both parties agree as follows :

The Lessor agrees to lease out and the Lessee agrees to lease the property according to the "Terms and Conditions of Lease" and the following Appendixes which shall be deemed part of this agreement.

(Revenue Stamps)

         Appendix A                         Details  of  the  leased   property,
                                            lease   period,   rents,   fees  and
                                            charges,  chart showing  location of
                                            the leased premises

         Appendix B                         Performance Guarantee

         Appendix C                         Documents  showing  juristic  person
                                            registration of the Lessee,  and the
                                            person  empowered  to  sign  as  the
                                            Lessee

         Appendix D                         Others (if any)


This agreement is made in duplicated copies. Both parties, having read and understood it entirely, hereunder sign their names and affix seal (if any) in the presence of witnesses and each retaining one copy.

                                        (Seal of King Power Duty Free Co., Ltd.)

                  The Lessor                               The Lessee
                  ----------                               ----------


                  - signed -                               - signed -
     (Flight Lieutenant Usar Borisuth)             (Mr. Viratana Suntaranond)



                    Witness                                  Witness
                    -------                                  -------


                  - signed -                               - signed -
             (Mr. Krit Phakhakit)              (Miss Sarinthon Chongchaidejwong)

                          Terms and Conditions of Lease


Chapter 1         General Terms and Conditions

Chapter 2         Special Terms and Conditions


                              --------------------


Chapter 1         General Terms and Conditions

1.1      Scope of Lease

         The Lessee agrees to lease the property of the Lessor, hereinafter called the "leased premises" according to the details prescribed in Appendix A.

1.2      Lease Period

         The Lessor agrees to permit the Lessee to make use of the leased premises under this agreement for the period prescribed in Appendix A.

         If the Lessee wishes to extend the lease after the expiration of the lease agreement, the Lessee shall notify the Lessor in writing at least forty five (45) days in advance prior to the expiration date thereof. In this respect, the Lessor reserves the right to consider as the Lessor deems appropriate.

1.3      Remuneration and Method of Payment

         1.3.1 The Lessee agrees to pay remuneration to the Lessor as follows:

                  (a) Fee for entering into the agreement, Baht 3,473.00 (Three Thousand Four Hundred Seventy-Three Baht Only) not including the value added tax;

                  (b)      Rents and charges as prescribed in Appendix A

         1.3.2 Payment of the fee for entering into the agreement under Clause 1.3.1(a) shall be made to the Lessor on the signing date of this agreement.

         1.3.3 Payment of the rents and charges as prescribed in Appendix A shall be made, on monthly basis, to the Lessor in advance by the 5th of every month.

         1.3.4 The Lessee agrees to be responsible for all expenses such as electricity, telephone, water supply charges and other expenses incurred from the lease under this agreement, and shall make payment to the Lessor within the due date indicated in the invoices.

         1.3.5 The Lessee agrees to be responsible for the building and land taxes and other taxes incurred from the lease under this agreement, payable under the existing and future provisions of laws, on behalf of the Lessor.

                  The building and land taxes are average, based on monthly building and land taxes in Appendix A. In case of any change to the rate of building and land taxes indicated by the Lessor, the Lessee consents the Lessor to collect the newly change rate accordingly.

         1.3.6 All payment under this agreement shall be made at Finance Division, Finance Department, of the Lessor. After the Lessee has made payment to the Lessor, a receipt shall be issued to the Lessee as evidence. The receipt shall have the signatures of the Director, Finance Division, Finance Department, of the Lessor or the designated person, jointly with the cashier of Finance Division, Finance Department, or the designated person who must be a financial staff of the Lessor.

         1.3.7 If the Lessee is in default of payment of the rents, duties, and other tax or other expenses payable to the Lessor under this agreement, the Lessee consents to pay penalty to the Lessor at a rate of 1.5 percent (one point five) per month of the outstanding amount for the whole period of default. A fraction of month shall be counted as one month.

                  The Lessee agrees that the first paragraph is a separate part and without prejudice to the right of the Lessor to terminate this agreement and claim for damages.

1.4      Duties and Responsibilities of the Lessee

         1.4.1 The Lessee shall not make use of the leased premises for any business other than prescribed herein, unless a written permission has been obtained from the Lessor first.

         1.4.2 The Lessee shall not sub-lease the leased premises, either in whole or in part, or transfer the leasehold to a third party, or allow a third party to make use of the leased premises, either in whole or in part, unless a written permission has been obtained from the Lessor first.

         1.4.3 The Lessee shall not alter, change, or make addition to the leased premises, unless a written permission has been obtained from the Lessor first.

                  If any alteration, change, addition or repair, whether major or small repair, in the leased premises and under any circumstance, it shall become the property of the Lessor from the date of building, and the Lessee shall not claim for any expense or damages from the Lessor.

         1.4.4 The Lessee shall maintain the leased premises to be in proper condition and clean at all times. If the leased premises appear to be dirty, unbecoming or deteriorated, the Lessee shall arrange for cleaning or repair at the Lessee's own expense.

         1.4.5 The Lessee shall arrange to have fire extinguishers, as endorsed by the Lessor, in the leased premises at the Lessee's own expense.

         1.4.6 The Lessee shall comply, and ensure that the Lessee's attendants or the persons whom the Lessee has appointed or assigned or hired or ordered to perform the works of the
                  Lessee,   shall   comply  with  the   existing   instructions,
                  regulations and directives of the Lessor, and those to be issued in the future, and be cautious not allowing any person to take any illegal action in the leased premises, or use it as a storage or hiding place of any illegal item. In this case, if any damage occurred, the Lessee shall be liable to the Lessor for the consequences due to the action of the said persons as if having been committed by the Lessee.

         1.4.7 Throughout the lease period, the Lessee shall facilitate and permit the Lessor or the Lessor's staff to inspect the leased premises from time to time, during reasonable hours.

1.5      Rights on Adjustment of Rents and Charges

         During the lease period, the Lessor reserves the right to adjust the rents and charges related to the lease as deemed appropriate. Whereby, the Lessee shall be notified in advance, and the Lessee consents to pay the new rents and charges related to the lease to the Lessor accordingly.

1.6      Termination of Agreement

         1.6.1 During the period of this agreement, if either party wishes to terminate this agreement prior to the expiration, the said party is entitled to do so; provided that a written notice must be given to the other party at least thirty (30) days in advance. In case the Lessor terminates the agreement prior to the expiration date, the Lessee agrees not to sue or claim for any damages from the Lessor.

         1.6.2 Each and every clause of this agreement is deemed essential. If it appears that the Lessee acts or omits to act in violation of or non-compliance with any clause herein, or becomes bankrupt, the Lessor is entitled to immediately terminate this agreement, claim for damages and forfeit the performance guarantee.

1.7      Return of the Leased Premises

         1.7.1 Upon expiration of the lease or the date of termination of this agreement by the Lessor according to Clause 1.6, as the case may be, this agreement shall end immediately. The Lessee shall arrange for demolition or removal of the Lessee's property from the leased premises and return the same to the Lessor within seven (7) days from the expiration date or termination date of the agreement, as the case may be.

         1.7.2 In failing to comply with Clause 1.7.1, the Lessee consents the Lessor to immediately repossess the leased premises and remove the Lessee's property therefrom. Furthermore, the Lessee consents to reimburse the expenses the Lessor has to pay in doing so, and should any damage occurred the Lessee shall not claim for any compensation.

         1.7.3 Besides consenting the Lessor to repossess the leased premises according to Clause 1.7.2, the Lessee also consents to pay a daily fine to the Lessor at the rate prescribed in Appendix A, from the supposed date of return of the leased premises to the date on which the Lessee and attendants vacate the leased premises and return the same or the Lessor has carried out according to Clause 1.7.2, as the case may be.

1.8      Performance Guarantee

         Unless otherwise specified in Chapter 2 of the Terms and Conditions of Lease, in entering into this agreement, the Lessee shall deposit cash or submit a Letter of Guarantee issued by a local bank for the amount equivalent to three (3) times of the rent plus the relevant service fees and monthly building and land taxes, to the Lessor as performance guarantee.

         The above performance guarantee shall be returned after the Lessee has been relieved from all obligations under this agreement.

         In case of an amendment of this agreement, resulting in an increase of the rent, the Lessee shall submit the performance guarantee to cover the increased amount accordingly.

1.9      Notice

         All notices under this agreement shall be made in writing and deemed legally forwarded if having been forwarded by one of the following :

         -        hand delivery to the concerned person of either party; or

         - registered mail to the addresses indicated by parties to this agreement in Chapter 2 herein.

1.10     Dispute

         In case any dispute has arisen in connection with this agreement, both parties agree that it shall be presented to the court in Bangkok Metropolis.

Chapter 2         Special Terms and Conditions

                  2.1      Notices

Name and address of the Lessor


                                    Airports Authority of Thailand
                                    Vibhavadi Rangsit Road
                                    Don Mueang District
                                    Bangkok 10210

                                    Tel.    535-1405, 535-1815
                                    Fax     531-5559, 535-4061


         Name and address of the Lessee


                                    King Power Duty Free Co., Ltd.
                                    26th-27th Floors, Siam Tower
                                    989 Rama I Road
                                    Pathum Wan Sub-district, Pathum Wan District
                                    Bangkok 10330

                                    Tel.    658-0020-49
                                    Fax     658-0070

2.2      Duties and Responsibilities of the Lessee

         2.2.1 The Lessee shall strictly comply with the laws governing bonded warehouse or other laws relevant to the said operation, and the concerned instructions, regulations or directives of AAT; both existing and those to be issued in the future. The Lessee shall be cautious, not permitting any person to make use of the leased premises for any illegal act or storage or hiding place or illegal thing, or for dwelling, either temporary or permanently, and should any damage occur under any circumstances, the Lessee shall be liable to the Lessor for the action of such person as if having committed by the Lessee.

         2.2.2 The Lessee shall not construct any building or structure or make any alteration or change or addition or removal of any building or structure in the leased premises, unless a written permission has been obtained from the Lessor.

                  In case of construction of any building or structure or alteration or change or addition or major repair or small repair, under any circumstances, in the leased premises, the building or structure including the components and fixtures therein shall become the property of the Ministry of Finance effective the date of such action, and the Lessee shall not claim for any expenses, compensation or damages from the Lessor or the Ministry of Finance.

         2.2.3 The Lessee shall be responsible for cleanliness, safety, and maintenance of the leased premises, rest rooms, toilets, sanitary ware, electrical devices, air-conditioning system, including all equipment to be in good working condition at all times, both interior and exterior of the leased premises at the Lessee's own expense.

2.3      Insurance

         The Lessee shall arrange for fire insurance of the leased premises with Thiphaya Insurance Public Company Limited according to the insured sum approved by the Lessor. The Lessee agrees to be responsible for the insurance premiums on behalf of the Lessor. The Ministry of Finance shall be indicated as the beneficiary in the insurance policy. The Lessee shall submit the insurance policy to the Lessor within 30 days from the signing date of this agreement.

                                                                      Appendix B


                              Performance Guarantee


In entering into this agreement, the Lessee has submitted the Letter of Guarantee No. L 39-3545, dated 9 December 1996, of Bangkok Metropolitan Bank Public Company Limited, and the Letter of Extension of Guarantee No. Nor.Sor. 3.2/174/2543 dated 15 May 2000, for Baht 1,340,085.00 (One Million Three Hundred Forty Thousand Eighty-Five Baht Only), to the Lessor as performance guarantee for compliance with this agreement.

The performance guarantee submitted by the Lessee in the first paragraph shall be returned after the Lessee has been relieved from all obligations under this agreement.

                                       -----------------------------------------
                                       Upon expiration or release of obligation,
                                       please return it to the Bank
                                       -----------------------------------------
                BANGKOK METROPOLITAN BANK PUBLIC COMPANY LIMITED
                   2, Chaloem Khet 4 Road, Bangkok Metropolis
                                   Tel. 2230561                L/G No. L 39-3545
                               Letter of Guarantee
                               -------------------
                                                                 9 December 1996

We, Bangkok Metropolitan Bank Public Company Limited, with offices at 2 Chaloem Khet 4 Road, Thepsirin Sub-district, Pom Prap Sattru Phai District, Bangkok Metropolis, hereby issue this Letter of Guarantee to the Airports Authority of Thailand, as follows :

1. Whereas J.M.T. Duty Free Co., Ltd. has entered into the Lease Agreement No. 2-02/2539 with the Airports Authority of Thailand for leasing the rooms and space in Building 305 for use as bonded warehouse, and a Letter of Guarantee is required as performance guarantee for an amount of Baht 1,340,085.00 (One Million Three Hundred Forty Thousand Eighty-Five Baht Only).

         We consent to bind ourselves as the guarantor of J.M.T. Duty Free Co., Ltd. to the Airports Authority of Thailand for an amount not exceeding Baht 1,340,085.00 (One Million Three Hundred Forty Thousand Eighty-Five Baht Only). That is, if J.M.T. Duty Free Co., Ltd. fails to comply with the agreement entered with the Airports Authority of Thailand, or is in breach of any clause of the said agreement, thereby the Airports Authority of Thailand is entitled to forfeit the performance guarantee or impose fines to and/or claim for damages from J.M.T. Duty Free Co., Ltd., we shall promptly make the payment on behalf and without requesting J.M.T. Duty Free Co., Ltd. to make such payment first.

2. We acknowledge and consent in case the Airports Authority of Thailand has given an extension or leniency for compliance with the contract to J.M.T. Duty Free Co., Ltd., provided that the Airports Authority of Thailand shall notify us without delay.

3. We shall not revoke this guarantee for as long as J.M.T. Duty Free Co., Ltd. is liable under the agreement.

As evidence, we, Bangkok Metropolitan Bank Public Company Limited, by the undersigned who are empowered to enter juristic act binding the bank, hereunder sign our names and affixed the seal.
              For Bangkok Metropolitan Bank Public Company Limited
           (Seal of Bangkok Metropolitan Bank Public Company Limited)
         - signed -                Guarantor            - signed -     Guarantor
         (Illegible)                                    (Illegible)

         - signed -                 Witness             - signed -     Witness
(Mr. Sonthaya Sakonwari)   (Mr. Praphat Ungcharoen)

BANGKOK METROPOLITAN BANK PUBLIC COMPANY LIMITED

No. Nor.Sor. 3.2/174/2543

                                                                     15 May 2000

Subject           Request for Extension of Guarantee

To                Managing Director, Airports Authority of Thailand

Reference         Letter of Guarantee No. L 39-3545 dated 9 December 1996 of
                  Bangkok Metropolitan Bank Public Company Limited, for Baht
                  1,340,085.00 (One Million Three Hundred Forty Thousand Eighty-
                  Five Baht Only)


Whereas in the  reference  letter,  Bangkok  Metropolitan  Bank  Public  Company
Limited is the guarantor of King Power Duty Free Co., Ltd., to the Airports Authority of Thailand, according to the terms and conditions of the Lease Agreement No. 2-02/2539, for leasing the rooms and space in Building 305 for use as bonded warehouse, for a period of three years, from 13 December 1996 to 3 December 1999. Now, the said agreement has expired and the Airports Authority of Thailand has extended the said agreement to King Power Duty Free Co., Ltd., for a period of two years, from 4 December 1999 to 31 December 2001, according to the Lease Agreement No. 2-02/2542 for leasing the rooms and space in Building 305.

By means of this letter, we, Bangkok Metropolitan Bank Public Company Limited, consent to bind ourselves as the guarantor of King Power Duty Free Co., Ltd., from 4 December 1999 to 31 December 2001, under the same conditions as the reference Letter of Guarantee. The said Letter of Guarantee shall be valid throughout the period of the Lease Agreement No. 2-02/2542.

Please be informed accordingly.


                               Yours respectfully,
              For Bangkok Metropolitan Bank Public Company Limited

                                   - signed -
                          Mr. Phatsakorn Thiansawetkun
                               (Guarantee Manager)


                                                                      Appendix A
                                                                      (3 sheets)
              Details of Rents and Location of the Leased Premises      Page 1
              ----------------------------------------------------
                    Agreement No. 2-02/2542 dated 7 June 2000
                    -----------------------------------------


------------------------------------------------------------------------------------------------------------------------
                                 Area     Rents       Rent      Building/     Fine              Lease Period
       Leased Premises           Sqm.    Baht/Sqm.  Baht/Month  Land Tax
                                         Per month              Baht/Month  Baht/Day       From               To
-----------------------------  --------  ---------  ----------  ----------  ---------  ---------------  ----------------
Rooms & Spaces in Building
305, Bangkok Int'l Airport
Rooms for Offices
-----------------
-  Room No. 1                     13.00    270.00     3,510.00      438.75     263.25  4 December 1999  31 December 2001
-  Room No. 2                     33.50    270.00     9,045.00    1,130.63     678.38  4 December 1999  31 December 2001
-  Room No. 3                     33.50    270.00     9,045.00    1,130.63     678.38  4 December 1999  31 December 2001
Space for Bonded Warehouse
--------------------------
-  No. 4                       2,123.00    165.00   350,295.00   43,786.88  26,272.13  4 December 1999  31 December 2001
Space for Loading/Unloading
---------------------------
Bonded Warehouse
----------------
-  Zone No. 245                  845.00     85.00    71,825.00    8,978.13   5,386.88  4 December 1999   9 June 2000

------------------------------------------------------------------------------------------------------------------------------

                                         (Seal of King Power Tax Free Co., Ltd.)

The Lessor                                The Lessee
----------                                ----------


                   - signed -                             - signed -
       (Flight Lieutenant Usar Borisuth)         (Mr. Viratana Suntaranond)


Witness                                   Witness
-------                                   -------


                   - signed -                              - signed -
              (Mr. Krit Phakhakit)             (Miss Sarinthon Chongchaidejwong)